Exhibit 99.(a)(5)(vii)

Certificate of Translation

State of New York	)
) SS:
County of New York	)

I, the undersigned, Nancy Francis, hereby certify that I am fluent in the English and Dutch languages; that I have translated, transcribed, reviewed and/or edited the following Dutch source file.

KPN00076206

I certify that, to the best of my knowledge, ability and belief the same is a true and complete translation/transcription of the documents presented to me.

/s/ Nancy Francis
Nancy Francis (Translator)

Sworn to before me on this
29th day of September, 2009

/s/ Leila A. John
Notary Public

LEILA A JOHN
Notary Public, State of New York
Registration #01JO6194234
Qualified in New York County
Commission Expires Sept. 29, 2012

JX 193a

[First email in English-see original]

From: Costermans, J.J. (Huib)(W&O Finances Manager)
Sent: 06 April 2009 16:18
To: Uematsu, K. (Kenji)(KPNCC M&A Management); Blok, E. (Eelco) (Board of Management KPN);
Farwerck, J.F.E. (Joost)(W&O Director); Braat, D. (Daniel)(KPNCC M&A Management);
Rodenburg, J.J. (Jan)(KPNCC M&A Management)
Subject: RE: Conf. call regarding Review Celtic presentation: Kenji, Eelco, Joost, Daniel, Jan, Huib

Joost, Eelco

In preparation for the board of directors’ iBasis presentation it would make sense to speak today about the approach. I hope that your Board of Directors meeting is over on time to be available for 5:00.

The presentation that you received today will be updated and we will have to discuss substantively today/tomorrow

With friendly regards

Huib

Original appointment

[Dial in instructions-see original]

From: Uematsu, K. (Kenji) (KPNCC M&A Management)
Sent: Monday, April 06, 2009 9:53:33 AM
To: Costermans, H.J. (Huib) (W&O Financien Manager); Blok, E. (Eelco) (Raad van Bestuur KPN);
Farwerck, J.F.E. (Joost) (W&O Directeur); Braat, D. (Daniel) (KPNCC M&A Management);
Rodenburg, J.J. (Jan) (KPNCC M&A Management)
Subject: RE: Conf. call regarding Review Celtic presentation: Kenji, Eelco, Joost, Daniel, Jan, Huib

Attachments: 090406 Celtic RvB Performance considerations v8.ppt

Dear All,

Please find attached Celtic presentation to be discussed at 17.00.

Thanks.

Regards,

Kenji

Kenji Uematsu
KPN Royal Dutch Telecom
Mergers & Acquisitions
Maanplein 55
2516 CK The Hague
The Netherlands
Tel: +31 (0)70 3434 868
Mob: +31 (0)6 4501 2902
Fax: +31 (0)70 446 0593
Email: kenji.uematsu@kpn.com

From: Costermans, H.J. (Huib) (W&O Financien Manager)
Sent: 06 April 2009 16:18
To: Uematsu, K. (Kenji) (KPNCC M&A Management); Blok, E. (Eelco) (Raad van Bestuur KPN);
Farwerck, J.F.E. (Joost) (W&O Directeur); Braat, D. (Daniel) (KPNCC M&A Management);
Rodenburg, J.J. (Jan) (KPNCC M&A Management)
Subject: RE: Conf. call regarding Review Celtic presentation: Kenji, Eelco, Joost, Daniel, Jan, Huib

Joost, Eelco

Ter voorbereiding van de rvb presentatie iBasis is het zinvol om vandaag te spreken over de aanpak.
Ik hoop dat jullie RvC meeting op tijd is afgelopen om beschikbaar te zijn voor 17.00 uur.

De presentatie die jullie vandaag ontvingen wordt nu ge-update en zullen wij vandaag/morgen inhoudelijk moeten bespreken.

MvG

Huib

Oorspronkelijke afspraak
Van: Uematsu, K. (Kenji) (KPNCC M&A Management)
Verzonden: maandag 6 april 2009 10:34
Aan: Uematsu, K. (Kenji) (KPNCC M&A Management); Blok, E. (Eelco) (Raad van Bestuur KPN);
Farwerck, J.F.E. (Joost) (W&O Directeur); Braat, D. (Daniel) (KPNCC M&A Management);
Rodenburg, J.J. (Jan) (KPNCC M&A Management); Costermans, H.J. (Huib) (W&O Financien Manager)

Onderwerp: Conf. call regarding Review Celtic presentation: Kenji, Eelco, Joost, Daniel, Jan, Huib
Tijd: maandag 6 april 2009 17:00-17:30 (GMT+01:00) Amsterdam, Berlin, Bern, Rome, Stockholm, Vienna.
Locatie: Dial in details: +31 70 304 33 02, code Kenji 31087376#, others 99533751#

Tijd: maandag 6 april 2009 17:00-17:30 (GMT+01:00) Amsterdam, Berlin, Bern, Rome, Stockholm, Vienna.
Locatie: Dial in details: +31 70 304 33 02, code Kenji 31087376#, others 99533751#

Confidential	KPN00076206

*~*~*~*~*~*~*~*~*~*

<<Bericht: RE: Celtic Meeting>>

Confidential	KPN00076207

kpn Draft - for discussion purposes only Project Celtic Performance considerations <?xml:namespace prefix = st1 ns = "urn:schemas-microsoft-com:office:smarttags" />The Hague, 9 April 2009 Strictly private & confidential JX 193 Q1 2008 KPN00076208

Introduction In October 2008, three strategic scenarios for Celtic were presented and discussed in the Board of Management. The scenarios were: Buy remaining stake (“public-to-private” transaction) Sell current KPN stake Maintain “status quo” (maintain structure and improve operations) Board of Management (October 2008) mandated: investigate replacement of Celtic management without pursuing the process of acquiring the remaining stake get business “back on track” In this presentation, we will review developments since October and strategic fit with KPN, and examine preliminary value creation potential Objective is to determine if we are committed to the carrier business Q1 2008 KPN00076209

Developments since October 2008 Management from October 2008 still in place CFO replacement not pursued COO appointment status final steps in progress Year-to-date (Feb.) operational and financial performance is mixed Significant decline in total traffic (year-over-year decline of 21% for February 2009) Year-to-date revenue significantly under plan (17% below plan) Year-to-date EBITDA on track ° In December 2008, an impairment was made on Celtic KPN recognized an impairment charge of $89 mn (approx. € 67 mn), which represents the 56% KPN share at the total impairment charge of $159 mn Additional 01 09 impairment estimated to be $14 mn (56% share of $ 25 mn) ‘‘ .. Since October 2008, the share price of Celtic has lost more than half its value Share price of $0.083 as of 2 Apr 2009 (total equity value of $59 mn) Analyst target price development (Jefferies): $4.00 April 2008 $2.00 October 2008 $1.25 February 2009 Jefferies dropped analyst coverage of Celtic in February 2009, there are currently no analysts covering company Q1 2008 KPN00076210

Strategic rationale Creation of Tier 1 wholesale player Creation of Tier 1 wholesale player with the ambition to become a top three carrier Greater scale achieved Complementary sales forces and network footprints to generate new sales Achieved, but sales down (145% decline YoY for 04 08) Cost synergies via scale and operational efficiencies Expected synergies are being realized with some delay Knowledge and client base sharing to gain access to new markets Teams have been integrated, cross-selling in progress Growth strategy via solid balance sheet and cash flow With trading traffic declining, financial profile potentially at risk Carrier business dependent on scale and efficiency, acquire/partner or ‘‘get out” Scale achieved, efficiency improvements still underway Based on Supervisory Board presentation dated 14 June 2006 (“Project Volcano”) Q1 2008 KPN00076211

Performance improvement potential NPV in $ mn Equity value (current) Della with E&Y Management Plan Valuation Gross margin improvement Additional opex savings Additional revenue growth Potential equity value Performance improvement potential 1. Equity value based on closing share price of $0.83 on 2 Apr 2000 and 71.2 mn shares outstanding 2. Management projection adjusted by. Ernst & Young (21 Jan 2009) amounted to a total (wholesale plus retail) of $ 220 mn.Q1 2008 KPN00076212

Preliminary Performance improvement potential Management Plan valuation performed by Ernst & Young for goodwill impairment test Market has different perception, further analysis needed to understand valuation gap 25% of total gross profit (i.e., value) is generated by KPN Gross margin improvement of 1% (from 9.6% to 10.6%) over the next three years To be assessed Extra opex savings of $ 3 inn per year from 2010 Growing by 3% per year Revenue growing 3% annually Leading to an increase in 2009 — 2019 CAGR from 2.9% to 5.6% Q1 2008 KPN00076213

Conclusion and next steps Preliminary value creation potential suggests that we should “hold on” to business Our beliefs We are committed to the carrier business We think the market is currently undervaluing Celtic  We believe value creation can be realized Next steps Validate value creation potential Identify actions required to implement performance improvement Assess ownership structure going forward (see second presentation) Q1 2008  KPN00076214

Mergers & Acquisitions [kpn logo] Appendix 8

Q1 2008	8
Confidential	KPN00076215

Operational and financial performance Traffic overview Revenues Share price overview EBITDA 1. Business Plan Celtic 2008 2. Jefffries and Company 3.NASDAQ index rebased to Celtic  share price of $54.9 on <?xml:namespace prefix = st1 ns = "urn:schemas-microsoft-com:office:smarttags" />1 January 2006 Q1 2008 KPN00076216

YTD and 2008 operational and financial performance Traffic and revenues continue to decline, YTD EBITDA on track Relative Growth - Total Trading Minutes Revenue Relative growth KPN outsourced (total) EBITDA YTD EBITDA above plan Revenue is 17% below plan Continued and significant deterioration in total minutes traded Q1 2008  KPN00076217

Public valuation development of (non-)KPN stake Non-KPN stake currently valued at €16.5 mn, perhaps undervalued Exchg. rate Share price # Shares (mn) Market cap ($ and € mn) KPN share Value KPN ($ and € mn) Value non-KPN ($ and € mn) Value of remaining stake is now $25.8 (€19.5 mn) Last Jefferies target price of $1.25 per share (Feb. 2009) represents ~50% premium to share price as of 2 April 2009 Value ranges of non KPN stake ($ and € mn) Share price as of 2 April 2009 last Jefferies target price (Feb. ‘09, $1.25 per share) Q1 2008  KPN00076218

Preliminary Financial comparison Revenue Management Jefferies and Co. EBITDA Management Jefferies and Co. Q1 2008 KPN00076219

Preliminary Jefferies and Co. financials Revenue  Growth  Gross margin  Margin  Operating expenses Operating EBITDA  Margin  Depreciation  Operating EBIT  Margin Delta working capital  Capex  Free cash flow Q1 2008  KPN00072660

Management Case financials Revenue  Growth  Gross margin  Margin Operating expenses Operating EBITDA  Margin  Depreciation  Operating EBIT  Margin Delta working capital  Capex  Free cash flow Q1 2008  KPN00076221